                                                                    EXHIBIT 32.2

                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officer of Moldflow Corporation (the "Company") hereby certifies that to his knowledge the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 2006 to which this certification is being furnished as an exhibit (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K ("Item 601(b)(32)") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed "filed" for purposes of
Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Date: November 6, 2006

                                          /s/ CHRISTOPHER L. GORGONE
                                          -----------------------------------
                                          Name:   Christopher L. Gorgone
                                          Title:  Executive Vice President of
                                                  Finance and Chief Financial
                                                  Officer and Treasurer